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                                                                  Exhibit: 10.39

                            FIFTH AMENDMENT TO LEASE

     The Fifth Amendment to Lease ("Fifth Amendment") is made this 12 day of February 2002, by and between High Pointe I Development Group LLC, a Colorado limited liability company ("Landlord") and Crown Media, Inc., a Delaware corporation ("Tenant").

                                    RECITALS

     WHEREAS, Landlord and Tenant entered into the certain Lease dated June 1, 1998 (the "Lease") pertaining to certain leased premises in the Building described as Suites 400 and 500; and

     WHEREAS, Landlord and Tenant entered into that certain First Amendment to Lease undated, except for Consent dated March 25, 1999 (the "First Amendment"), pertaining to the addition of the UPS Equipment Room to the Leased premises, as more particularly describe in the First Amendment; and

     WHEREAS, Landlord and Tenant entered into that certain Second Amendment to Lease dated August 17, 1999, (the "Second Amendment"), pertaining to the addition of the Technical Space Tenant Improvements and the Alternative Generator Pad Premises, as more particularly described in the Second Amendment; and

     WHEREAS, Landlord and Tenant entered into that certain Third Amendment to Lease dated September 26, 2000 (the "Third Amendment") related to the construction and use of the Generator Equipment Site; and

     WHEREAS, Landlord and Tenant entered into that certain Fourth Amendment to Lease dated February 6, 2001 (the "Fourth Amendment") related to the occupancy by Tenant of additional space within the Building (the First Amendment, Second Amendment, Third Amendment and Fourth Amendment are referred to collectively as the "Amendments"); and

     WHEREAS, Landlord and Tenant further desire to amend the terms and conditions of the Lease pertaining to the exclusion of a portion of the additional leased space originally anticipated to be leased by Tenant pursuant to the Fourth Amendment.

     NOW THEREFORE, In consideration of the foregoing Recitals and the mutual engagements of the parties hereto, it is agreed as follows:

     1. L&A SPACE. The L&A Space, as defined in the Fourth Amendment, is hereby excluded from the definition of "Leased Premises." The square footage of the L&A Space shall not be used in calculating Tenant's Square Footage and Tenant's Pro Rata Share.

     2. TENANT'S SQUARE FOOTAGE. Paragraph 1.14 of the Lease is hereby amended to provide that Tenant's Square Footage for the Leased Premises, as previously amended by the First, Second and Fourth Amendments, is hereby amended to approximately fifty-one thousand one hundred twenty-three (51,123)(Including the eight hundred thirteen (813) Rentable Square Feet of the Equity Space, as defined in the Fourth Amendment). Schedule 1 of the Lease is also amended to reflect the new amount of Rentable Square Feet.

     3. TENANT'S PRO RATA SHARE. Paragraph 1.1.8 of the Lease is hereby amended to provide that Tenant's Pro Rata Share shall be approximately forty-two and 60/100 percent (42.60%), subject to adjustment pursuant to the Lease.

     4. LEGAL EFFECT. Capitalized terms shall have the meanings set forth herein or in the Lease and the Amendments. To the extent the terms and conditions of the Lease and the Amendments are inconsistent with this Fifth Amendment, the terms and conditions of this Fifth Amendment shall apply. In all other respects, the terms and conditions of the Lease and the Amendments, except as amended by

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this Fifth Amendment, are and shall remain in full force and effect, and the terms and conditions of the Lease and the Amendments are hereby incorporated by this reference.

     5. CONSENT OF PROSPECTIVE PURCHASER. Landlord, as seller, and Triple Net Properties, L.L.C. ("Triple Net"), as buyer, have entered into that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated November 12, 2001 and related to the Building, pursuant to which Landlord must obtain Triple Net's consent to the modification of any existing leases related to the Building. It shall be a condition precedent to the effectiveness of Landlord's execution of this Fifth Amendment that Triple Net shall have consented to this Fifth Amendment as set forth below and in the Agreement for Purchase and Sale of Real Property and Escrow Instructions.

This Fifth Amendment is executed as of the date set forth above.

LANDLORD:                               TENANT:

HIGH POINTE I DEVELOPMENT GROUP,        CROWN MEDIA, INC. a Delaware corporation
LLC, a Colorado limited
liability company

By: LANKFORD & ASSOCIATES, INC., a
Colorado corporation

(Managing Manager)

By: /s/ Robert V. Lankford              By: /s/ Russell H. Givens, Jr.
    -----------------------------           ---------------------------
    Robert V. Lankford, President           Russell H. Givens, Jr., President
                                            and Chief Executive Officer

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